NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON,

YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS
FILED FOR RECORD IN

THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER
OR YOUR DRIVER’S LICENSE NUMBER.

COMMERCIAL DEED OF TRUST,
ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

by

NNN HEALTHCARE/OFFICE REIT TRIUMPH, LLC,
a Delaware limited liability company

to and for the benefit of

Jeffrey C. Baker, Esq., Trustee

and

LASALLE BANK NATIONAL ASSOCIATION,
a national banking association, as agent
for itself and other Banks

AFTER RECORDING RETURN TO:

Schwartz Cooper Chartered
180 North LaSalle Street
Suite 2700
Chicago, Illinois 60601
Attn: Michael S. Kurtzon, Esq.

COMMERCIAL DEED OF TRUST,
ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

THIS COMMERCIAL DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (“Deed of Trust”) is made as of the 10th day of September, 2007 by NNN HEALTHCARE/OFFICE REIT TRIUMPH, LLC, a Delaware limited liability company, whose mailing address is c/o Triple Net Properties, LLC, 1551 North Tustin Avenue, Suite 200, Santa Ana, California 92705 (the “Trustor”), to Jeffrey C. Baker, Esq., whose mailing address is 5847 San Felipe, Suite 1753, Houston, Texas 77057 (“Trustee”), for the benefit of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, whose mailing address is 135 South LaSalle Street, Chicago, Illinois 60603-4015, its successors and assigns, individually and as Agent for the “Banks” (as defined in the Loan Agreement described below) (“Beneficiary”).

RECITALS:

A. The Banks have agreed to loan to NNN Healthcare/Office REIT Holdings, L.P., a Delaware limited partnership (“Borrower”), on a revolving basis, up to the principal amount of up to Fifty Million and no/100 Dollars ($50,000,000.00) (subject to increase to $120,000,000.00) (the “Loan”) pursuant to the terms of a Loan Agreement between Beneficiary and Borrower dated September 10, 2007 (the “Loan Agreement”; all capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.) The Loan shall be evidenced by one or more Promissory Notes (as amended, restated or replaced from time to time, collectively, the “Notes”), executed by the Borrower and made payable to the order of the Beneficiary and/or other Banks in the original principal amount of the Loan and due on September 10, 2010; subject to extension to September 10, 2011 as provided in the Loan Agreement, except as may be accelerated pursuant to the terms hereof or of the Loan Agreement or of any other document or instrument now or hereafter given to evidence or secure the payment of the Notes or delivered to induce the Beneficiary to disburse the proceeds of the Loan (the Loan Agreement, the Notes, together with such other documents, as amended, restated or replaced from time to time, being collectively referred to herein as the “Loan Documents”).

A condition precedent to the Beneficiary’s extension of the Loan to the Borrower is the execution and delivery by the Trustor of this Deed of Trust, and Trustor acknowledges that it will receive direct and indirect benefits from the Beneficiary’s extension of the Loan to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustor agrees as follows:

Trustor, in consideration of the Indebtedness herein recited and the trust herein created, HAS GRANTED, BARGAINED, SOLD AND CONVEYED, and by these presents does irrevocably GRANT, BARGAIN, SELL AND CONVEY, unto Trustee, IN TRUST WITH POWER OF SALE, all of Trustor’s estate, right, title and interest, now owned or hereafter acquired, including any reversion or remainder interest, in and to the following property (referred to collectively herein as “Premises”), all of which property, rights and interests are hereby pledged primarily and on a parity with the Real Estate (as defined below) and not secondarily:

(a) The real estate located in the County of Harris, State of Texas and legally described on Exhibit A attached hereto and made a part hereof, including all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, tenements, hereditaments, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property (the “Real Estate”);

(b) All improvements of every nature whatsoever now or hereafter situated on the Real Estate, and all fixtures and personal property of every nature whatsoever now or hereafter owned by the Trustor and located on, or used in connection with the Real Estate or the improvements thereon, or in connection with any construction thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all of the right, title and interest of the Trustor in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by the Trustor or on its behalf (the “Improvements”);

(c) All easements, rights of way, gores of real estate, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Real Estate, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of the Trustor of, in and to the same;

(d) All rents, revenues, issues, profits, proceeds, income, royalties, Letter of Credit Rights (as defined in the Code (as hereafter defined), escrows, security deposits, impounds, reserves, tax refunds and other rights to monies from the Premises and/or the businesses and operations conducted by the Trustor thereon to be applied against the Indebtedness (as hereinafter defined); provided, however, that the Trustor, so long as no Event of Default (as hereinafter defined) has occurred hereunder, may collect rent as it becomes due, but not more than one (1) month in advance thereof;

(e) All interest of the Trustor in all leases now or hereafter on the Premises, whether written or oral (each, a “Lease”, and collectively, the “Leases”), together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to the Trustor to collect the rentals under any such Lease;

(f) All fixtures and articles of personal property now or hereafter owned by the Trustor and forming a part of or used in connection with the Real Estate or the Improvements, including, but without limitation, any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, computer hardware and software used in the operation of the Premises, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, exercise equipment, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Real Estate or the Improvements in any manner; it being mutually agreed that all of the aforesaid property owned by the Trustor and placed on the Real Estate or the Improvements, so far as permitted by law, shall be deemed to be fixtures, a part of the realty, and security for the Indebtedness; notwithstanding the agreement hereinabove expressed that certain articles of property form a part of the realty covered by this Deed of Trust and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute Goods (as defined in the Texas Business and Commercial Code in effect from time to time, [the “Code”]), this instrument shall constitute a security agreement, creating a security interest in such goods, as collateral, in the Trustee for the benefit of Beneficiary, as secured party, and Trustor as Debtor, all in accordance with the Code;

(g) All of the Trustor’s interests in General Intangibles, including Payment Intangibles and Software (each as defined in the Code) now owned or hereafter acquired and related to the Premises, including, without limitation, all of the Trustor’s right, title and interest in and to: (i) all agreements, licenses, permits and contracts to which the Trustor is or may become a party and which relate to the Premises; (ii) all obligations and indebtedness owed to the Trustor thereunder; (iii) all intellectual property related to the Premises; and (iv) all choses in action and causes of action relating to the Premises;

(h) All of the Trustor’s accounts now owned or hereafter created or acquired as relate to the Premises and/or the businesses and operations conducted thereon, including, without limitation, all of the following now owned or hereafter created or acquired by the Trustor: (i) Accounts (as defined in the Code), contract rights, book debts, notes, drafts, and other obligations or indebtedness owing to the Trustor arising from the sale, lease or exchange of goods or other property and/or the performance of services; (ii) the Trustor’s rights in, to and under all purchase orders for goods, services or other property; (iii) the Trustor’s rights to any goods, services or other property represented by any of the foregoing; (iv) monies due or to become due to the Trustor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of the Trustor); (v) Securities, Investment Property, Financial Assets and Securities Entitlements (each as defined in the Code); (vi) proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing; and (vii) all warranties, guarantees, permits and licenses in favor of the Trustor with respect to the Premises; and

(i) All proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Premises or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Premises or proceeds of any sale, option or contract to sell the Premises or any portion thereof.

TO HAVE AND TO HOLD the Premises, unto Trustee for the benefit of Beneficiary, its successors and assigns, forever, for the purposes and upon the uses herein set forth together with all right to possession of the Premises after the occurrence of any Event of Default; Trustor hereby RELEASING AND WAIVING all rights under and by virtue of the homestead exemption laws of the State of Texas. Trustor does hereby bind itself, its successors, and assigns to WARRANT AND FOREVER DEFEND the title to the Premises unto Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof, subject to the Permitted Exceptions (as hereinafter defined).

FOR THE PURPOSE OF SECURING: (i) the payment of the Loan and all interest, late charges, LIBOR breakage charges (including any Make Whole Costs described in the Loan Agreement), prepayment premium, if any, exit fee, if any, interest rate swap or hedge expenses (if any), reimbursement obligations, fees and expenses for letters of credit issued by any Bank for the benefit of the Borrower, if any, and other indebtedness evidenced by or owing under the Notes, any of the other Loan Documents, and any application for letters of credit and master letter of credit agreement, together with any extensions, modifications, renewals or refinancings of any of the foregoing; (ii) the obligations and liabilities of the Borrower to the Beneficiary under and pursuant to interest rate, currency or commodity swap agreement, cap agreement or collar agreement, executed by and between the Borrower and the Beneficiary from time to time (collectively, “Interest Rate Agreements”), (iii) the performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of the Borrower or Trustor or any other obligor to or benefiting the Beneficiary which are evidenced or secured by or otherwise provided in the Notes, this Deed of Trust or any of the other Loan Documents; and (iv) the reimbursement to the Beneficiary of any and all sums incurred, expended or advanced by the Beneficiary pursuant to any term or provision of or constituting additional indebtedness under or secured by this Deed of Trust, any of the other Loan Documents or any Interest Rate Agreements or any application for letters of credit and master letter of credit agreement, with interest thereon as provided herein or therein (collectively, the “Indebtedness”).

IT IS FURTHER UNDERSTOOD AND AGREED THAT:

1. Title. Trustor represents, warrants and covenants that (a) Trustor is the holder of the fee simple title to the Premises, free and clear of all liens and encumbrances, except those liens and encumbrances in favor of or for the benefit of Beneficiary and as otherwise described on Exhibit B attached hereto (“Permitted Exceptions”); and (b) Trustor has legal power and authority to grant, bargain, sell, and convey the Premises. Trustor will warrant and forever defend unto Trustee and unto Beneficiary the title to the Premises against all claims and demands, subject only to the Permitted Exceptions.

2. Maintenance, Repair, Restoration, Prior Liens, Parking. Trustor covenants that, so long as any portion of the Indebtedness remains unpaid (or unless the Premises has been released from the lien of this Deed of Trust pursuant to the terms of the Loan Agreement), Trustor will:

(a) promptly repair, restore or rebuild any Improvements now or hereafter on the Premises which may become damaged or be destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, so long as proceeds of insurance are made available to Trustor;

(b) keep the Premises in good condition and repair, without waste, subject to normal wear and tear and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien (subject to Trustor’s right to contest liens as permitted by the terms of Paragraph 28 hereof);

(c) pay when due the Indebtedness in accordance with the terms of the Notes and the other Loan Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by Trustor under the Notes, this Deed of Trust and the other Loan Documents;

(d) pay when due any indebtedness which may be secured by a permitted lien or charge on the Premises on a parity with, superior to or inferior to the lien hereof, and upon request exhibit satisfactory evidence of the discharge of such lien to the Beneficiary (subject to Trustor’s right to contest liens as permitted by the terms of Paragraph 28 hereof);

(e) complete within a reasonable time any Improvements now or at any time in the process of erection upon the Premises;

(f) comply with all applicable requirements of law, municipal ordinances or restrictions and covenants of record with respect to the Premises and the use thereof;

(g) obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all applicable material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Deed of Trust;

(h) make no material alterations in the Premises or demolish any portion of the Premises without Beneficiary’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed except as required by law or municipal ordinance or pursuant to leases entered into in accordance with the terms of the Loan Documents;

(i) suffer or permit no change in the use or general nature of the occupancy of the Premises, without the Beneficiary’s prior written consent;

(j) pay when due all operating costs of the Premises;

(k) not initiate or acquiesce in any zoning reclassification or partition with respect to or of the Premises, without Beneficiary’s prior written consent;

(l) provide and thereafter maintain adequate parking areas within the Premises as may be required by law, ordinance or regulation (whichever may be greater), together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and right-of-way to and from the adjacent public thoroughfares necessary for the use thereof; and

(m) comply, and shall cause the Premises at all times to be operated in compliance, with all applicable federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations, including, without limitation, Trustor shall (i) ensure, and cause each of its subsidiaries to ensure, that no person who owns twenty percent (20.00%) or more of the equity interests in the Trustor, or otherwise controls the Trustor or any of its subsidiaries is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (iii) comply, and cause each of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

3. Payment of Taxes and Assessments. Trustor will pay when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), whether or not assessed against Trustor, if applicable to the Premises or any interest therein, or the Indebtedness, or any obligation or agreement secured hereby, subject to Trustor’s right to contest the same, as provided by the terms hereof; and Trustor will, upon written request, furnish to the Beneficiary duplicate receipts therefor within ten (10) days after Beneficiary’s request unless Beneficiary pays such Taxes from escrowed funds.

4. Tax Deposits. At Beneficiary’s option, Trustor shall deposit with Beneficiary, on the first day of each month until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12th) of one hundred five percent (105%) of the most recent ascertainable annual Taxes on the Premises. If requested by Beneficiary, Trustor shall also deposit with Beneficiary an amount of money which, together with the aggregate of the monthly deposits to be made pursuant to the preceding sentence as of one month prior to the date on which the next installment of annual Taxes for the current calendar year become due, shall be sufficient to pay in full such installment of annual Taxes, as estimated by Beneficiary. Such deposits are to be held with allowance of interest at a rate equal to the Lender’s then current money market rate, as determined by the Lender in its sole discretion and adjusted by the Lender from time to time and are to be used for the payment of Taxes next due and payable when they become due, except as otherwise provided herein. So long as no Event of Default shall exist, Beneficiary shall, at its option, pay such Taxes when the same become due and payable (upon submission of appropriate bills therefor from Trustor) or shall release sufficient funds to Trustor for the payment thereof. If the funds so deposited are insufficient to pay any such Taxes for any year (or installments thereof, as applicable) when the same shall become due and payable, Trustor shall, within ten (10) days after receipt of written demand therefor, deposit additional funds as may be necessary to pay such Taxes in full. If the funds so deposited exceed the amount required to pay such Taxes for any year, the excess shall be applied toward subsequent deposits. Said deposits need not be kept separate and apart from any other funds of Beneficiary. Beneficiary, in making any payment hereby authorized relating to Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

5. Beneficiary’s Interest In and Use of Deposits. Upon an Event of Default, Beneficiary may, at its option, apply any monies at the time on deposit pursuant to Paragraph 4 hereof to cure an Event of Default or to pay any of the Indebtedness in such order and manner as Beneficiary may elect. If such deposits are used to cure an Event of Default or pay any of the Indebtedness, Trustor shall within three (3) days, upon demand by Beneficiary, deposit with Beneficiary an amount equal to the amount expended by Trustor from the deposits. When the Indebtedness has been fully paid, any remaining deposits shall be returned to Trustor. Such deposits are hereby pledged as additional security for the Indebtedness and shall not be subject to the direction or control of Trustor.

6. Insurance.

(a) Trustor shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Premises insured against loss or damage by fire and such other hazards as may reasonably be required by Beneficiary, in accordance with the terms, coverages and provisions described on Exhibit C attached hereto and made a part hereof, and such other insurance as Beneficiary may from time to time reasonably require. Unless Trustor provides Beneficiary evidence of the insurance coverages required hereunder, Beneficiary may purchase insurance at Trustor’s expense to cover Beneficiary’s interest in the Premises. The insurance may, but need not, protect Trustor’s interest. The coverages that Beneficiary purchases may not pay any claim that Trustor makes or any claim that is made against Trustor in connection with the Premises. Trustor may later cancel any insurance purchased by Beneficiary, but only after providing Beneficiary with evidence that Trustor has obtained insurance as required by this Deed of Trust. If Beneficiary purchases insurance for the Premises, Trustor will be responsible for the costs of such insurance, including, without limitation, interest and any other charges which Beneficiary may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The cost of the insurance may be more than the cost of insurance Trustor may be able to obtain on its own.

(b) Trustor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Beneficiary is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to Beneficiary and such separate insurance is otherwise acceptable to Beneficiary.

(c) In the event of loss, the Trustor shall give prompt notice thereof to the Beneficiary, who, if such loss exceeds the lesser of ten percent (10.00%) of the Indebtedness or Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Threshold”), shall have the sole and absolute right to make proof of loss. If such loss exceeds the Threshold or if such loss is equal to or less than the Threshold and the conditions set forth in clauses (i), (ii) and (iii) of the immediately succeeding subsection are not satisfied, then the Beneficiary, solely and directly shall receive such payment for loss from each insurance company concerned. If and only if (i) such loss is equal to or less than the Threshold, (ii) no Event of Default or event that with the passage of time, the giving of notice or both would constitute an Event of Default then exists, (iii) the Beneficiary determines that the work required to complete the repair or restoration of the Premises necessitated by such loss can be completed no later than three (3) months prior to the Maturity Date, and (iv) the total of the insurance proceeds and such additional amounts placed on deposit with the Beneficiary by the Trustor for the specific purpose of rebuilding or restoring the Improvements equals or exceeds, in the sole and absolute discretion of the Beneficiary, the reasonable costs of such rebuilding or restoration, then the Beneficiary shall endorse to the Trustor any such payment and the Trustor may collect such payment directly. The Beneficiary shall have the right, at its option and in its sole discretion, to apply any insurance proceeds received by the Beneficiary pursuant to the terms of this section, after the payment of all of the Beneficiary’s expenses, either (i) on account of the Indebtedness, irrespective of whether such principal balance is then due and payable, whereupon the Beneficiary may declare the whole of the balance of Indebtedness plus any Make Whole Costs (as defined in the Loan Agreement) to be due and payable, or (ii) to the restoration or repair of the property damaged as provided in subsection (d) below; provided, however, that the Beneficiary hereby agrees to permit the application of such proceeds to the restoration or repair of the damaged property, subject to the provisions of subsection (d) below, if (i) after giving effect to any Leases which have been or could be terminated, the Debt Service Coverage Ratio (as defined in the Loan Agreement) shall be satisfied, (ii) the Beneficiary has received satisfactory evidence that such restoration or repair shall be completed no later than the date that is three (3) months prior to the Maturity Date, and (iii) no Event of Default, or event that with the passage of time, the giving of notice or both would constitute an Event of Default, then exists. If insurance proceeds are made available to the Trustor by the Beneficiary as hereinafter provided, the Trustor shall repair, restore or rebuild the damaged or destroyed portion of the Premises so that the condition and value of the Premises are substantially the same as the condition and value of the Premises prior to being damaged or destroyed. Any insurance proceeds applied on account of the unpaid principal balance of the Notes shall be subject to the Make Whole Costs (as defined in the Loan Agreement). In the event of foreclosure of this Deed of Trust, all right, title and interest of the Trustor in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale. Trustor shall be entitled to interest on insurance proceeds held by Beneficiary at Beneficiary’s then current money market rates.

(d) If insurance proceeds are made available by Beneficiary to Trustor, Trustor shall comply with the following conditions:

(i) Before commencing to repair, restore or rebuild following damage to, or destruction of, all or a portion of the Premises, whether by fire or other casualty, Trustor shall obtain from Beneficiary its approval, not to be unreasonably withheld, of all site and building plans and specifications pertaining to such repair, restoration or rebuilding.

(ii) Prior to each payment or application of any insurance proceeds to the repair or restoration of the improvements upon the Premises to the extent permitted in subparagraph (c) above (which payment or application may be made, at Beneficiary’s option, through an escrow, the terms and conditions of which are satisfactory to Beneficiary and the cost of which is to be borne by Trustor), Beneficiary shall be satisfied as to the following:

(a) no Event of Default or any event which, with the passage of time or giving of notice would constitute an Event of Default, has occurred;

(b) either such Improvements have been fully restored, or the expenditure of money as may be received from such insurance proceeds will be sufficient to repair, restore or rebuild the Premises, free and clear of all liens, claims and encumbrances, except the lien of this Deed of Trust and the Permitted Exceptions, or, if such insurance proceeds shall be insufficient to repair, restore and rebuild the Premises, Trustor has deposited with Beneficiary such amount of money which, together with the insurance proceeds shall be sufficient to restore, repair and rebuild the Premises; and

(c) prior to each disbursement of any such proceeds, Beneficiary shall be furnished with a statement of Beneficiary’s architect (the cost of which shall be borne by Trustor), certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration, and rebuilding have been performed to date in conformity with the plans and specifications approved by Beneficiary and with all statutes, regulations or ordinances (including building and zoning ordinances) affecting the Premises; and Beneficiary shall be furnished with appropriate evidence of payment for labor or materials furnished to the Premises, and total or partial lien waivers substantiating such payments.

(iii) If Trustor shall fail to restore, repair or rebuild the Improvements within a time deemed satisfactory by Beneficiary, then upon thirty (30) days notice to Trustor, Beneficiary, at its option, may (a) commence and perform all necessary acts to restore, repair or rebuild the said Improvements for or on behalf of Trustor, or (b) declare an Event of Default. If insurance proceeds shall exceed the amount necessary to complete the repair, restoration or rebuilding of the Improvements, such excess shall be applied on account of the Indebtedness irrespective of whether such Indebtedness is then due and payable without payment of any premium or penalty.

7. Condemnation. If all or any part of the Premises are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Indebtedness, is hereby assigned to Trustee for the benefit of Beneficiary, who is empowered to collect and receive the same and to give proper receipts therefor in the name of Trustor and the same shall be paid forthwith to Beneficiary. Such award or monies shall be applied on account of the Indebtedness, irrespective of whether such Indebtedness is then due and payable and, at any time from and after the taking Beneficiary may declare the whole of the balance of the Indebtedness plus any Make Whole Costs to be due and payable. Notwithstanding the provisions of this paragraph to the contrary, if any condemnation or taking of less than the entire Premises occurs and provided that no Event of Default and no event or circumstance which with the passage of time, the giving of notice or both would constitute an Event of Default then exists, and if such partial condemnation, in the reasonable discretion of Beneficiary, has no material adverse effect on the operation or value of the Premises, then the award or payment for such taking or consideration for damages resulting therefrom may be collected and received by Trustor, and Beneficiary hereby agrees that in such event it shall not declare the Indebtedness to be due and payable, if it is not otherwise then due and payable.

8. Stamp Tax. If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over Trustor, any tax is due or becomes due in respect of the execution and delivery of this Deed of Trust, the Notes or any of the other Loan Documents, Trustor shall pay such tax in the manner required by any such law. Trustor further agrees to reimburse Beneficiary for any sums which Beneficiary may expend by reason of the imposition of any such tax. Notwithstanding the foregoing, Trustor shall not be required to pay any income or franchise taxes of Beneficiary.

9. Lease Assignment. Trustor acknowledges that, concurrently herewith, Trustor has executed and delivered to Beneficiary, as additional security for the repayment of the Loan, an Assignment of Rents and Leases (“Assignment”) pursuant to which Trustor has assigned to Beneficiary interests in the leases of the Premises and the rents and income from the Premises. All of the provisions of the Assignment are hereby incorporated herein as if fully set forth at length in the text of this Deed of Trust. Trustor agrees to abide by all of the provisions of the Assignment.

10. Effect of Extensions of Time and Other Changes. If the payment of the Indebtedness or any part thereof is extended or varied, if any part of any security for the payment of the Indebtedness is released, if the rate of interest charged under the Notes is changed or if the time for payment thereof is extended or varied, all persons now or at any time hereafter liable therefor, or interested in the Premises or having an interest in Trustor, shall be held to assent to such extension, variation, release or change and their liability and the lien and all of the provisions hereof shall continue in full force, any right of recourse against all such persons being expressly reserved by Beneficiary, notwithstanding such extension, variation, release or change.

11. Effect of Changes in Laws Regarding Taxation. If any law is enacted after the date hereof requiring (a) the deduction of any lien on the Premises from the value thereof for the purpose of taxation or (b) the imposition upon Beneficiary of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by Trustor, or (c) a change in the method of taxation of mortgages, deeds of trust, or debts secured by mortgages or deeds of trust or Beneficiary’s interest in the Premises, or the manner of collection of taxes, so as to affect this Deed of Trust or the Indebtedness or the holders thereof, then Trustor, upon demand by Beneficiary, shall pay such Taxes or charges, or reimburse Beneficiary therefor; provided, however, that Trustor shall not be deemed to be required to pay any income or franchise taxes of Beneficiary. Notwithstanding the foregoing, if in the opinion of counsel for Beneficiary it is or may be unlawful to require Trustor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then Beneficiary may declare the portion of the Indebtedness allocated by Lender to the Premises to be due and payable within one hundred eighty (180) days; provided Trustor shall not be liable for Make Whole Costs in connection with such payment.

12. Beneficiary’s Performance of Defaulted Acts and Expenses Incurred by Beneficiary. If an Event of Default has occurred, Beneficiary may, but need not, make any payment or perform any act herein required of Trustor in any form and manner deemed expedient by Beneficiary, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises or consent to any tax or assessment or cure any default of Trustor in any lease of the Premises. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, and any other monies advanced by Beneficiary in regard to any tax referred to in Paragraph 8 above or to protect the Premises or the lien hereof, shall be so much additional Indebtedness, and shall become immediately due and payable by Trustor to Beneficiary, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate (as defined in the Loan Agreement). In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys’ fees, incurred by Beneficiary in connection with (a) sustaining the lien of this Deed of Trust or its priority, (b) protecting or enforcing any of Beneficiary’s rights hereunder, (c) recovering any Indebtedness, (d) any litigation or proceedings affecting the Notes, this Deed of Trust, any of the other Loan Documents or the Premises, including without limitation, bankruptcy and probate proceedings, or (e) preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Notes, this Deed of Trust, any of the other Loan Documents or the Premises, shall be so much additional Indebtedness, and shall become immediately due and payable by Trustor to Beneficiary, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate. The interest accruing under this Paragraph 12 shall be immediately due and payable by Trustor to Beneficiary, and shall be additional Indebtedness evidenced by the Notes and secured by this Deed of Trust. Beneficiary’s failure to act shall never be considered as a waiver of any right accruing to Beneficiary on account of any Event of Default. Should any amount paid out or advanced by Beneficiary hereunder, or pursuant to any agreement executed by Trustor in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Premises or any part thereof, then Beneficiary shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

13. Security Agreement. Trustor and Beneficiary agree that this Deed of Trust shall constitute a Security Agreement within the meaning of the Code with respect to (a) all sums at any time on deposit for the benefit of Trustor or held by the Beneficiary (whether deposited by or on behalf of Trustor or anyone else) pursuant to any of the provisions of this Deed of Trust or the other Loan Documents, and (b) with respect to any personal property included in the granting clauses of this Deed of Trust or described on Exhibit D attached hereto, which personal property may not be deemed to be affixed to the Premises or may not constitute a “fixture” (within the meaning the Code) (which property is hereinafter referred to as “Personal Property”), and all replacements of, substitutions for, additions to, and the proceeds thereof, and the “supporting obligations” (as defined in the Code) (all of said Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “Collateral”), and that a security interest in and to the Collateral is hereby granted to the Beneficiary, and the Collateral and all of Trustor’s right, title and interest therein are hereby assigned to Beneficiary, all to secure payment of the Indebtedness. All of the provisions contained in this Deed of Trust pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Premises; and the following provisions of this Paragraph shall not limit the applicability of any other provision of this Deed of Trust but shall be in addition thereto:

(a) Trustor (being the Debtor as that term is used in the Code) is and will be the true and lawful owner of the Collateral, subject to no liens, charges or encumbrances other than the lien hereof, other liens and encumbrances benefiting Beneficiary and no other party, and liens and encumbrances, if any, expressly permitted by the other Loan Documents.

(b) The Collateral is to be used by Trustor solely for business purposes.

(c) The Collateral will be kept at the Real Estate and, except for Obsolete Collateral (as hereinafter defined), will not be removed therefrom without the consent of Beneficiary (being the Secured Party as that term is used in the Code). The Collateral may be affixed to the Real Estate but will not be affixed to any other real estate.

(d) No Financing Statement (other than Financing Statements showing Beneficiary as the sole secured party, or with respect to liens or encumbrances, if any, expressly permitted hereby) covering any of the Collateral or any proceeds thereof is on file in any public office except pursuant hereto; and Trustor, at its own cost and expense, upon demand, will furnish to Beneficiary such further information and will execute and deliver to Beneficiary such financing statements and other documents in form satisfactory to Beneficiary and will do all such acts as Beneficiary may request at any time or from time to time or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Indebtedness, subject to no other liens or encumbrances, other than liens or encumbrances benefiting Beneficiary and no other party and liens and encumbrances (if any) expressly permitted hereby; and Trustor will pay the cost of filing or recording such financing statements or other documents, and this instrument, in all public offices wherever filing or recording is deemed by Beneficiary to be desirable. Trustor hereby irrevocably authorizes Beneficiary at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto, without the signature of the Trustor that (i) indicate the Collateral as all assets of Trustor (or words of similar effect), regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed (including, without limitation, the Code), or as being of an equal or lesser scope or within greater detail, and (ii) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including whether Trustor is an organization, the type of organization and any organizational identification number issued to Trustor, and in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Trustor agrees to furnish any such information to Beneficiary promptly upon request. Trustor further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by or on behalf of Beneficiary in any jurisdiction prior to the date of this Deed of Trust. In addition, Trustor shall make appropriate entries on its books and records disclosing the Beneficiary’s security interests in the Collateral.

(e) Upon an Event of Default hereunder, Beneficiary shall have the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose, so far as Trustor can give authority therefor, with or without judicial process, may enter (if this can be done without breach of the peace) upon any place which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Code); and Beneficiary shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Trustor’s right of redemption in satisfaction of Trustor’s obligations, as provided in the Code. Beneficiary may render the Collateral unusable without removal and may dispose of the Collateral on the Premises. Beneficiary may require Trustor to assemble the Collateral and make it available to Beneficiary for its possession at a place to be designated by Beneficiary which is reasonably convenient to both parties. Beneficiary will give Trustor at least ten (10) days’ notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of Trustor hereinafter set forth at least ten (10) days before the time of the sale or disposition. Beneficiary may buy at any public sale. Beneficiary may buy at private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Any such sale may be held in conjunction with any foreclosure sale of the Premises. If Beneficiary so elects, the Premises and the Collateral may be sold as one lot. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling and the reasonable attorneys’ fees and legal expenses incurred by Beneficiary, shall be applied against the Indebtedness in such order or manner as Beneficiary shall select. Beneficiary will account to Trustor for any surplus realized on such disposition.

(f) The terms and provisions contained in this Paragraph 13, unless the context otherwise requires, shall have the meanings and be construed as provided in the Code.

(g) This Deed of Trust is intended to be a financing statement within the purview of the Code with respect to the Collateral and the goods described herein, which goods are or may become fixtures relating to the Premises. The addresses of Trustor (Debtor) and Beneficiary (Secured Party) are hereinbelow set forth. This Deed of Trust is to be filed for recording with the Recorder of Deeds of the county or counties where the Premises are located.

(h) To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover all Leases between Trustor or its agents as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of said Leases, together with all of the right, title and interest of Trustor, as lessor thereunder.

(i) Trustor represents and warrants that:

(i) Trustor is the record owner of the Premises;

(ii) Trustor’s chief executive office is located in the State of California;

(iii) Trustor’s state of formation is the State of Delaware;

(iv) Trustor’s exact legal name is as set forth in the first paragraph of this Deed of Trust; and

(v) Trustor’s organizational identification number is 4365061.

(j) Trustor agrees that:

(i) Where Collateral is in possession of a third party, Trustor will join with the Beneficiary in notifying the third party of the Beneficiary’s interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Beneficiary;

(ii) Trustor will cooperate with the Beneficiary in obtaining control with respect to Collateral consisting of: deposit accounts, investment property, letter of credit rights and electronic chattel paper; and

(iii) Until the Indebtedness is paid in full, Trustor will not change the state where it is located or change its corporate name without giving the Beneficiary at least 30 days’ prior written notice in each instance.

14. Restrictions on Transfer.

(a) Trustor, without the prior written consent of Beneficiary, shall not effect, suffer or permit any Prohibited Transfer (as defined herein). Any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of any of the following properties or interests shall constitute a “Prohibited Transfer”:

(i) The Premises or any part thereof or interest therein, excepting only sales or other dispositions of Collateral (herein called “Obsolete Collateral”) no longer useful in connection with the operation of the Premises, provided that prior to the sale or other disposition thereof, such Obsolete Collateral has been replaced by Collateral of at least equal value and utility which is subject to the lien hereof with the same priority as with respect to the Obsolete Collateral;

(ii) Any shares of capital stock of a corporate Trustor, a corporation which is a general partner or managing member/manager in a partnership or limited liability company Trustor (except for shares of stock in NNN Healthcare/Office REIT, Inc.), or a corporation which is the owner of substantially all of the capital stock of any corporation described in this subparagraph (other than the shares of capital stock of a corporate trustee or a corporation whose stock is publicly traded on a national securities exchange or on the National Association of Securities Dealers’ Automated Quotation System);

(iii) All or any part of the membership interests of Trustor, or of the managing member or manager interest, as the case may be, in a limited liability company Trustor or partnership interests in a limited partnership which is a general partner of a partnership Trustor; provided, however the foregoing transfers shall be permitted so long as at all times Borrower owns one hundred percent (100%), directly or indirectly, of the membership interests of Trustor;

(iv) All or any part of the general partner or joint venture interest, as the case may be, of a partnership Trustor or a partnership which is a manager of a limited liability company Trustor or the conversion of a partnership Trustor to a corporation or limited liability company; provided, however the foregoing transfers shall be permitted so long as at all times Borrower owns one hundred percent (100%), directly or indirectly, of the membership interests of Trustor;or

(v) If there shall be any change in control (by way of transfers of stock, partnership or member interests or otherwise) in any partner, member, manager or shareholder, as applicable, which directly or indirectly controls the day to day operations and management of the Trustor or the Guarantor (as defined in the Loan Agreement) and/or owns a controlling interest in the Trustor or the Guarantor;

in each case whether any such conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly, indirectly (including the nominee agreement), voluntarily or involuntarily, by operation of law or otherwise; provided, however, the foregoing provisions of this Paragraph 14 shall not apply (i) to liens securing the Indebtedness, (ii) to the lien of current taxes and assessments not in default, (iii) to any transfers of the Premises, or part thereof, or interest therein, or any beneficial interests, or shares of stock or partnership or joint venture interests, as the case may be, by or on behalf of an owner thereof who is deceased or declared judicially incompetent, to such owner’s heirs, legatees, devisees, executors, administrators, estate or personal representatives, (iv) to leases permitted by the terms of the Loan Documents, (v) transfers for estate planning purposes of membership interests in the entities comprising Trustor (provided, however, that following such transfers, Triple Net Properties or an affiliate of Triple Net shall retain management and operating control of Trustor) or (vi) transfers of membership interests in the entities comprising Trustor from individual members to revocable trusts of which the transferor is the Trustee (provided, however, that following such transfers, Triple Net shall retain management and operating control of Trustor).

(b) In determining whether or not to make the Loan, Beneficiary evaluated the background and experience of Trustor and its members in owning and operating property such as the Premises, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Premises which is Beneficiary’s security for the Notes. Trustor and its members are well experienced in borrowing money and owning and operating property such as the Premises, were ably represented by a licensed attorney at law in the negotiation and documentation of the Loan and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the Loan, including this provision. Trustor recognizes that Beneficiary is entitled to keep its loan portfolio at current interest rates by either making new loans at such rates or collecting assumption fees and/or increasing the interest rate on a loan, the security for which is purchased by a party other than the original Trustor. Trustor further recognizes that any secondary junior financing placed upon the Premises (a) may divert funds which would otherwise be used to pay the Notes; (b) could result in acceleration and foreclosure by any such junior encumbrancer which would force Beneficiary to take measures and incur expenses to protect its security; (c) would detract from the value of the Premises should Beneficiary come into possession thereof with the intention of selling same; and (d) would impair Beneficiary’s right to accept a deed in lieu of foreclosure, as a foreclosure by Beneficiary would be necessary to clear the title to the Premises. In accordance with the foregoing and for the purposes of (i) protecting Beneficiary’s security, both of repayment and of value of the Premises; (ii) giving Beneficiary the full benefit of its bargain and contract with Trustor; (iii) allowing Beneficiary to raise the interest rate and collect assumption fees; and (iv) keeping the Premises free of subordinate financing liens, Trustor agrees that if this Paragraph 14 is deemed a restraint on alienation, that it is a reasonable one.

15. Single Asset Entity.

Except as otherwise permitted by Beneficiary, the Trustor shall not hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Premises, or become a shareholder of or a member or partner in any entity which acquires any property other than the Premises, until such time as the Indebtedness has been fully repaid. Trustor covenants:

(a) To maintain its assets, accounts, books, records, financial statements, stationery, invoices, and checks separate from and not commingled with any of those of any other person or entity;

(b) To conduct its own business in its own name, pay its own liabilities out of its own funds, allocate fairly and reasonably any overhead for shared employees and office space, and to maintain an arm’s length relationship with its affiliates;

(c) To hold itself out as a separate entity, correct any known misunderstanding regarding its separate identity, maintain adequate capital in light of its contemplated business operations, and observe all organizational formalities;

(d) Except if in favor of Beneficiary, not to guarantee or become obligated for the debts of any other entity or person or hold out its credits as being available to satisfy the obligations of others, including not acquiring obligations or securities of its partners, members or shareholders;

(e) Except if in favor of Beneficiary, not to pledge its assets for the benefit of any other entity or person or make any loans or advances to any person or entity;

(f) Not to enter into any contract or agreement with any party which is directly or indirectly controlling, controlled by or under common control with the Trustor (an “Affiliate”), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Affiliate or are approved in writing by Beneficiary;

(g) Neither the Trustor nor any constituent party of the Trustor will seek the dissolution or winding up, in whole or in part, of the Trustor, nor will the Trustor merge with or be consolidated into any other entity;

(h) The Trustor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of the Trustor, any Affiliate, the Guarantor or any other person; and

(i) The Trustor now has and will hereafter have no debts or obligations other than normal accounts payable in the ordinary course of business, the Loan, this Deed of Trust and the other Loan Documents; and any other indebtedness or other obligation of the Trustor, except for normal accounts payable in the ordinary course of business, the Loan, this Deed of Trust and the other Loan Documents, has been paid in full prior to or through application of proceeds from the funding of the Loan.

16. Events of Default; Acceleration. Each of the following shall constitute an “Event of Default” for purposes of this Deed of Trust:

(a) The Borrower fails to pay (i) any installment of principal when due, (ii) any interest within five (5) days after the date when due, or (iii) any other amount payable to Beneficiary under the Notes, this Deed of Trust or any of the other Loan Documents within five (5) days after written notice such payment is due in accordance with the terms hereof or thereof;

(b) The Trustor fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by the Borrower under the Notes or the Trustor under this Deed of Trust or any of the other Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Premises, and the priority, validity and enforceability of the liens created by the Deed of Trust or any of the other Loan Documents and the value of the Premises are not impaired, threatened or jeopardized, then the Trustor shall have a period (the “Cure Period”) of thirty (30) days after the Trustor obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period; provided further that if the Trustor commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate;

(c) the existence of any inaccuracy or untruth in any material respect in any certification, representation or warranty contained in this Deed of Trust or any of the other Loan Documents or of any statement or certification as to facts delivered to the Beneficiary by the Trustor or the Guarantor that would or could reasonably be expected to result in a Material Adverse Effect;

(d) The Trustor or the Guarantor files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of the Trustor or of all or any substantial part of the property of the Trustor, the Guarantor, the Premises or all or a substantial part of the assets of the Trustor or the Guarantor are attached, seized, subjected to a writ or distress warrant or are levied upon unless the same is released or located within sixty (60) days;

(e) the commencement of any involuntary petition in bankruptcy against the Trustor or the Guarantor, or the institution against the Trustor or the Guarantor of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of the Trustor or the Guarantor which shall remain undismissed or undischarged for a period of sixty (60) days;

(f) the dissolution, termination or merger of the Trustor or the Guarantor;

(g) the occurrence of a Prohibited Transfer;

(h) the occurrence of an Event of Default under the Notes or any of the other Loan Documents; or

(i) the occurrence of any default or event of default, after the expiration of any applicable periods of notice or cure, under any document or agreement evidencing or securing any other obligation or indebtedness of the Trustor and/or the Guarantor to the Beneficiary.

If an Event of Default occurs, the Beneficiary may, at its option, declare the whole of the Indebtedness to be immediately due and payable without further notice to the Trustor, with interest thereon accruing from the date of such Event of Default until paid at the Default Rate.

17. Foreclosure; Expense of Litigation.

(a) After an Event of Default or when all or any part of the Indebtedness shall become due, whether by acceleration or otherwise, Beneficiary shall have the right to foreclose the lien hereof for such Indebtedness or part thereof and/or exercise any right, power or remedy provided in this Deed of Trust or any of the other Loan Documents in accordance with Section 51.002 of the Texas Property Code (as may be amended from time to time, the “Act”). In the event of a foreclosure sale, Beneficiary is hereby authorized, without the consent of Trustor, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as Beneficiary may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.

(b) In any suit or other proceeding to foreclose the lien hereof, there shall be allowed and included as additional Indebtedness secured hereby all expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary in connection with the enforcement of this Deed of Trust or any of the other Loan Documents, including without limitation, trustee’s fees, reasonable attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as Beneficiary may deem reasonably necessary either to prosecute such suit or other proceeding or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises. All expenditures and expenses of the nature mentioned in this paragraph and such other expenses and fees as may be incurred in the enforcement of Trustor’s obligations hereunder, the protection of said Premises and the maintenance of the lien of this Deed of Trust, including the reasonable fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust, the Notes, or the Premises, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by Trustor, with interest thereon until paid at the Default Rate and shall be secured by this Deed of Trust.

18. Remedies.

(a) Subject to such notice and cure periods as provided in the Loan Agreement, as amended from time to time, upon the occurrence of any Event of Default, Beneficiary may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Trustor and in and to the Premises, by Beneficiary itself or otherwise, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

(i) declare the entire principal amount of the indebtedness secured hereby with interest accrued thereon to be immediately due and payable;

(ii) institute a proceeding or proceedings, judicial or nonjudicial, for the complete foreclosure of this Deed of Trust in which case the Premises or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner in accordance with the laws of the jurisdiction in which such Premises is located;

(iii) with or without entry, to the extent permitted, and pursuant to the procedures provided by, applicable law, institute proceedings for the foreclosure of this Deed of Trust for the Indebtedness then due and payable;

(iv) sell for cash or upon credit the Premises or any part thereof and all estate, claim, demand, right, title and interest of Trustor therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by the laws of the jurisdiction in which such Premises is located;

(v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the other Loan Documents;

(vi) to the extent permitted by applicable law, recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Deed of Trust;

(vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Premises, without notice and without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of Trustor or any person, firm or other entity liable for the payment of the Indebtedness;

(viii) enforce Beneficiary’s interest in the Leases and Rents and enter into or upon the Premises, either personally or by its agents, nominees or attorneys and dispossess Trustor and its agents and servants therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct the business thereat; (B) complete any construction on the Premises in such manner and form as Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Premises; (D) exercise all rights and powers of Trustor with respect to the Premises, whether in the name of Trustor or otherwise (including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues profits and other income of the Premises and every part thereof); and (E) apply the receipts from the Premises to the payment of the Indebtedness, after deducting therefrom all expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other’ charges in connection with the Premises, as well as just and reasonable compensation for the services of Beneficiary, Trustee and their respective counsel, agents and employees;

(ix) require Trustor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Premises occupied by Trustor and require Trustor to vacate and surrender possession to Beneficiary of the Premises or to such receiver and, in default thereof, evict Trustor by summary proceedings or otherwise; or

(x) pursue such other rights and remedies as may be available at law or in equity or under the Code including the right to establish a lock box for all rents and other receivables of Trustor relating to the Premises.

(b) In the event of a sale, by foreclosure or otherwise, of less than all of the Premises, this Deed of Trust shall continue as a lien on the remaining portion of the Premises.

(c) The proceeds of any sale made under or by virtue of this Paragraph 18, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this section or otherwise, shall be applied by Beneficiary in accordance with the provisions of Act and, unless otherwise specified therein, in such order as the Beneficiary may determine in its sole and absolute discretion.

(d) Upon any sale made under or by virtue of this Paragraph 18, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, (i) it shall not be necessary for Trustee to be physically present at or to have constructive possession of the Premises (Trustor shall deliver to Trustee any portion of the Premises not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Trustee had been actually present and delivered to purchaser at such sale, (ii) Trustee is hereby irrevocably appointed the true and lawful attorney of Trustor, in Trustor’s name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Premises and rights so sold and for that purpose Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereby, it being agreed that such power of attorney shall be coupled with an interest, (iii) each instrument of conveyance executed by Trustee shall contain a special warranty of title, binding upon Trustor, (iv) each recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by applicable law, and appointment of any successor Trustee hereunder, (v) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (vi) the receipt of Trustee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (vii) to the fullest extent permitted by law, Trustor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Trustor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Trustor. Beneficiary may bid for and acquire the Premises or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

(e) To the extent allowed by applicable law, no recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Premises or upon any other property of Trustor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Premises or any part thereof, or any Liens, rights, powers or remedies of Beneficiary and Trustee hereunder, but such Liens, rights, powers and remedies of Beneficiary and Trustee shall continue unimpaired as before.

(f) Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section 18 at any time before the conclusion thereof, as determined in Beneficiary’s sole discretion and without prejudice to Beneficiary. Beneficiary may postpone the sale of all or any portion of the Premises, by public announcement at the time and place fixed for such sale and from time to time thereafter may postpone such sale by public announcement at the time and place fixed by the preceding postponement.

(g) To the extent permitted by applicable law, Beneficiary may resort to any remedies and the security given by this Deed of Trust or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Beneficiary’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by this Deed of Trust or the other Loan Documents. The failure of Beneficiary to exercise any right, remedy or option provided in this Deed of Trust or the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by this Deed of Trust or the other Loan Documents. No acceptance by Beneficiary of any payment after the occurrence and during the continuation of any Event of Default and no payment by Beneficiary of any obligation for which Trustor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Trustor, or Trustor’s liability to pay such obligation. No sale of all or any portion of the Premises, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Indebtedness or any other indulgence given by Beneficiary to Trustor, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Premises or the liability of Trustor to pay the Indebtedness. No waiver by Beneficiary shall be effective, unless it is in writing and then only to the extent specifically stated.

(h) The interests and rights of Beneficiary and Trustee under this Deed of Trust or the other Loan Documents shall not be impaired by (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Premises or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Indebtedness.

(i) Trustor agrees to the full extent permitted by applicable law that if an Event of Default occurs, neither Trustor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Premises or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Trustor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully do so, (i) the benefit of all such laws, (ii) all notices of any Event of Default or of Beneficiary’s or Trustee’s election to exercise or actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (iii) any and all right to have the assets comprising the Premises marshaled upon any foreclosure of the lien hereof, and Trustor agrees that Beneficiary, Trustee or any court having jurisdiction to foreclose such lien may sell the Premises in part or as an entirety.

(j) Trustor and Trustee acknowledge and agree that some or all of any personal property collateral for the Indebtedness may at Beneficiary’s sole election be sold pursuant to the power of sale contained in this Deed of Trust. Upon the occurrence of an Event of Default, Beneficiary may proceed at its election, in any sequence: (i) to dispose of any personal property collateral separately from the sale of real property in accordance with the Code; (ii) to dispose of some or all of the Premises and the personal property Collateral in any combination consisting of both real and personal property together in one or more sales to be held in accordance with the provisions of the Code; and (iii) to exercise any remedies of a secured party under the Code or any other applicable law. Trustor further agrees that (1) Beneficiary’s election to proceed against the items of real property and any items of personal property separately or together in any order whatsoever shall not, in any way, affect or waive Beneficiary’s rights and remedies under the Code, this Deed of Trust or other Loan Documents, and (2) any proceeds received by Beneficiary from the disposition of any such personal property collateral shall not operate or be deemed a cure of any Event of Default under this Deed of Trust, and such proceeds may be applied to the Indebtedness in such order or manner as Beneficiary may determine in its sole and absolute discretion, including, without limitation, in inverse order of maturity.

(k) [Intentionally Deleted].

19. Appointment of Receiver.

(a) Upon or at any time after the filing of a complaint to enforce this Deed of Trust or any of the other Loan Documents, the court in which such complaint is filed shall, upon petition by Beneficiary, appoint a receiver for the Premises. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Trustor at the time of application for such receiver and without regard to the value of the Premises or whether the same shall be then occupied as a homestead or not and Beneficiary hereunder or any other holder of the Note may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of the Premises (i) during the pendency of such foreclosure suit, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when Trustor, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits. Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during said period, including, to the extent permitted by law, the right to lease all or any portion of the Premises for a term that extends beyond the time of such receiver’s possession without obtaining prior court approval of such lease. The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the Indebtedness, or by any decree foreclosing this Deed of Trust, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.

(b) In the event an interest in any of the Premises is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Trustor agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Act (as the same may be amended from time to time), and to the extent permitted by law, Trustor agrees that Beneficiary shall be entitled to seek a deficiency judgment from Borrower and any other party obligated on the Notes equal to the difference between the amount owing on the Notes and the amount for which the Premises was sold pursuant to judicial or nonjudicial foreclosure sale. Trustor expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Act which would otherwise permit Borrower and other persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Premises as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Trustor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Premises for purposes of calculating deficiencies owed by Borrower, Guarantor, and others against whom recovery of a deficiency is sought.

(c) Alternatively, in the event the waiver provided for in subsection (b) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Premises as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Act (as amended from time to time): (i) the Premises shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Premises will be repaired or improved in any manner before a resale of the Premises after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Premises for cash promptly (but no later than twelve [12] months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Premises, including, without limitation, brokerage commissions, title insurance, a survey of the Premises, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Premises shall be further discounted to account for any estimated holding costs associated with maintaining the Premises pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Premises must be given by persons having at least five (5) years experience in appraising property similar to the Premises and who have conducted and prepared a complete written appraisal of the Premises taking into consideration the factors set forth above.

20. Reconveyance Of This Deed of Trust. Upon written request of Beneficiary stating that all Indebtedness secured by this Deed of Trust has been paid and performed, upon surrender of this Deed of Trust and the documents evidencing such Indebtedness to Trustee for cancellation and retention, and upon payment to Trustee of its fee, costs and expenses incurred or to be incurred thereby, Trustee shall reconvey, without warranty, the Premises then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto”

21. Application of Income Received by Beneficiary. Beneficiary, in the exercise of the rights and powers hereinabove conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as Beneficiary may determine:

(a) to the payment of the operating expenses of the Premises, including cost of management and leasing thereof (which shall include compensation to Beneficiary and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

(b) to the payment of taxes and special assessments now due or which may hereafter become due on the Premises; and

(c) to the payment of any Indebtedness, including any deficiency which may result from any foreclosure sale.

The Trustee may, with or without taking possession of the Premises as hereinabove provided, collect and receive all the rents therefrom, including those past due as well as those accruing thereafter, and shall apply the monies pursuant to this Section, whether or not in possession of the Premises, and second, in such order as Lender may elect, to the payment of the Indebtedness.

22. Compliance with Deed of Trust Foreclosure Law.

(a) If any provision in this Deed of Trust shall be inconsistent with any provision of the Act, the provisions of the Act shall take precedence over the provisions of this Deed of Trust, but shall not invalidate or render unenforceable any other provision of this Deed of Trust that can be construed in a manner consistent with applicable law.

(b) If any provision of this Deed of Trust shall grant to Trustee and/or Beneficiary (including Trustee and/or Beneficiary acting as a Beneficiary-in-possession) or a receiver appointed pursuant to the provisions of Paragraph 19 of this Deed of Trust any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in Beneficiary or in such receiver under applicable law in the absence of said provision, Beneficiary and such receiver shall be vested with the powers, rights and remedies granted under applicable law.

(c) Without limiting the generality of the foregoing, all expenses incurred by Beneficiary which are of the type coverable by applicable law, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in Paragraph 12, 17 or 29 of this Deed of Trust, shall be added to the Indebtedness and/or by the judgment of foreclosure.

All references to Beneficiary in this Section shall include Trustee acting for or on behalf of Beneficiary.

23. Rights Cumulative. Each right, power and remedy herein conferred upon Trustee and/or Beneficiary is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Beneficiary, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of Trustee and/or Beneficiary in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

24. Beneficiary’s Right of Inspection. Beneficiary and its representatives shall have the right to inspect the Premises and the books and records with respect thereto at all reasonable times upon not less than twenty-four (24) hours prior notice to Trustor, and access thereto, subject to the rights of tenants in possession, shall be permitted for that purpose.

25. Acceptance Of Late And Partial Payments. The acceptance by Beneficiary of the payment of any sum or the performance of any other obligation secured by this Deed of Trust after its due date shall not constitute a waiver of the right to require prompt payment or performance when due of all other and future sums and obligations so secured, or to declare an Event of Default for any failure to so pay or perform, or to proceed with foreclosure or sale for any other Event of Default then existing. The acceptance by Beneficiary of the payment of a portion of any sum, or the partial performance of any other obligation, secured by this Deed of Trust at such time that the same is due and/or payable in its entirety shall neither cure nor excuse the Event of Default caused by failure to pay the whole of such installment or otherwise fully perform such obligation, or affect any notice of default recorded prior to such acceptance, unless such notice of default is expressly revoked in writing by Beneficiary. Such acceptance shall not constitute a waiver of Beneficiary’s rights to require full payment or performance when due of all other and future sums or other obligations so secured.

26. Notices. Any notices, communications and waivers under this Deed of Trust shall be in writing and shall be (a) delivered in person, (b) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (c) sent by overnight express carrier, addressed in each case as follows:

To the Beneficiary	LaSalle Bank National Association
135 South LaSalle Street
Suite 1200
Chicago, Illinois 60603
Attention: Commercial Real Estate Division
With a copy to:	Schwartz Cooper Chartered
180 North LaSalle Street
Suite 2700
Chicago, Illinois 60601
Attention: Michael S. Kurtzon, Esq.
With a copy to the Trustee:	Jeffrey C. Baker, Esq.
5847 San Felipe, Suite 1753
Houston, Texas 77057
To the Trustor:	NNN Healthcare/Office REIT LP
c/o Triple Net Properties, LLC
1551 North Tustin Avenue
Suite 200
Santa Ana, California 92705
Attn: Andrea Biller, Esq.
With copy to:	Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
Attn: Lesley Solomon, Esq.

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

27. Waiver of Rights. The Trustor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner claim or take any advantage of, any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof; and without limiting the foregoing:

(a) The Trustor hereby expressly waives any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Instrument, on its own behalf and on behalf of each and every person, it being the intent hereof that any and all such rights of reinstatement and redemption of the Trustor and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the provisions of Texas law or other applicable law or replacement statutes;

(b) The Trustsor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to the Beneficiary but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and

(c) If the Trustor is a trustee, the Trustor represents that the provisions of this section (including the waiver of reinstatement and redemption rights) were made at the express direction of the Trustor’s beneficiaries and the persons having the power of direction over the Trustor, and are made on behalf of the trust estate of the Trustor and all beneficiaries of the Trusor, as well as all other persons mentioned above.

(d) all benefit that might accrue to Trustor by virtue of any present or future law exempting the Premises, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment;

(e) unless specifically required herein, all notices of default, or Beneficiary’s actual exercise of any option or remedy under the Loan Documents, or otherwise, and

(f) any right to have the Premises marshaled.

28. Contests. Notwithstanding anything to the contrary herein contained, Trustor shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Premises or which may be or become a lien thereon and any mechanics’, materialmen’s or other liens or claims for lien upon the Premises (all herein called “Contested Liens”), and no Contested Liens shall constitute an Event of Default hereunder, if, but only if:

(a) Trustor shall forthwith give notice of any Contested Lien to Beneficiary at the time the same shall be asserted;

(b) Trustor shall either pay under protest or deposit with Beneficiary the full amount (herein called “Lien Amount”) of such Contested Lien, together with such amount as Beneficiary may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment Trustor may furnish to Beneficiary a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to Beneficiary;

(c) Trustor shall diligently prosecute the contest of any Contested Lien by appropriate legal proceedings having the effect of staying the foreclosure or forfeiture of the Premises, and shall permit Beneficiary to be represented in any such contest and shall pay all expenses incurred, in so doing, including fees and expenses of Beneficiary’s counsel (all of which shall constitute so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand); and

(d) Trustor shall pay such Contested Lien and all Lien Amounts together with interest and penalties thereon (i) if and to the extent that any such Contested Lien shall be determined adverse to Trustor, or (ii) forthwith upon demand by Beneficiary if, in the opinion of Beneficiary, and notwithstanding any such contest, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed; provided that if Trustor shall fail so to do, Beneficiary may, but shall not be required to, pay all such Contested Liens and Lien Amounts and interest and penalties thereon and such other sums as may be necessary in the judgment of the Beneficiary to obtain the release and discharge of such liens; and any amount expended by Beneficiary in so doing shall be so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand; and provided further that Beneficiary may in such case use and apply monies deposited as provided in subsection (b) above and may demand payment upon any bond or title indemnity furnished as aforesaid.

29. Expenses Relating to Notes and Deed of Trust.

(a) Trustor will pay all expenses, charges, costs and fees relating to the Loan or necessitated by the terms of the Notes, this Deed of Trust or any of the other Loan Documents, including without limitation, Trustee’s and Beneficiary’s reasonable attorneys’ fees in connection with the negotiation, documentation, administration, servicing and enforcement of the Notes, this Deed of Trust and the other Loan Documents, all filing, registration and recording fees, all other expenses incident to the execution and acknowledgment of this Deed of Trust and all federal, state, county and municipal taxes, and other taxes (provided Trustor shall not be required to pay any income or franchise taxes of Beneficiary), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Notes and this Deed of Trust. Trustor recognizes that, during the term of this Deed of Trust, Beneficiary:

(i) May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors’ arrangements, insolvency, pollution control proceedings of any kind, to which Beneficiary shall be a party by reason of the Loan Documents or in which the Loan Documents or the Premises are involved directly or indirectly;

(ii) May make preparations following the occurrence of an Event of Default hereunder for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;

(iii) May make preparations following the occurrence of an Event of Default hereunder for, and do work in connection with, Beneficiary’s taking possession of and managing the Premises, which event may or may not actually occur;

(iv) May make preparations for and commence other private or public actions to remedy an Event of Default hereunder, which other actions may or may not be actually commenced;

(v) May enter into negotiations with Trustor or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default hereunder, the sale of the Premises, the assumption of liability for any of the Indebtedness or the transfer of the Premises in lieu of foreclosure; or

(vi) May enter into negotiations with Trustor or any of its agents, employees or attorneys pertaining to Beneficiary’s approval of actions taken or proposed to be taken by Trustor which approval is required by the terms of this Deed of Trust.

(b) All expenses, charges, costs and fees described in this Paragraph 29 shall be so much additional Indebtedness, shall bear interest from the date so incurred until paid at the Default Rate and shall be paid, together with said interest, by Trustor forthwith upon demand.

30. [Intentionally Omitted].

31. Statement of Indebtedness. Trustor will within thirty days after being so requested by Beneficiary, no more than two times per year, shall furnish a duly acknowledged written statement setting forth the amount of the debt secured by this Deed of Trust, the date to which interest has been paid and stating either that no offsets or defenses exist against such debt or, if such offsets or defenses are alleged to exist, the nature thereof.

32. Further Instruments. Upon request of Beneficiary, Trustor shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Deed of Trust and of the other Loan Documents.

33. Additional Indebtedness Secured. All persons and entities with any interest in the Premises or about to acquire any such interest should be aware that this Deed of Trust secures more than the stated principal amount of the Notes and interest thereon; this Deed of Trust secures any and all other amounts which may become due under the Notes or any other document or instrument evidencing, securing or otherwise affecting the Indebtedness, including, without limitation, any and all amounts expended by Beneficiary to operate, manage or maintain the Premises or to otherwise protect the Premises or the lien of this Deed of Trust.

34. Indemnity. Trustor hereby covenants and agrees that no liability shall be asserted or enforced against Beneficiary in the exercise of the rights and powers granted to Beneficiary in this Deed of Trust, and Trustor hereby expressly waives and releases any such liability. Trustor shall indemnify and save Beneficiary harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including reasonable attorneys’ fees and court costs) (collectively, “Claims”) of whatever kind or nature which may be imposed on, incurred by or asserted against Beneficiary at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which Beneficiary may or does become a party, either as plaintiff or as a defendant, by reason of this Deed of Trust or for the purpose of protecting the lien of this Deed of Trust; (b) the offer for sale or sale of all or any portion of the Premises; and (c) the ownership, leasing, use, operation or maintenance of the Premises, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Premises to Beneficiary in accordance with the terms of this Deed of Trust; provided, however, that Trustor shall not be obligated to indemnify or hold Beneficiary harmless from and against any Claims arising from the gross negligence or willful misconduct of Beneficiary. All costs provided for herein and paid for by Beneficiary shall be so much additional Indebtedness and shall become immediately due and payable upon demand by Beneficiary and with interest thereon from the date incurred by Beneficiary until paid at the Default Rate.

35. Subordination of Property Manager’s Lien. Any property management agreement for the Premises entered into hereafter with a property manager shall contain a provision whereby the property manager agrees that any and all lien rights that the property manager or anyone claiming by, through or under the property manager may have in the Premises shall be subject and subordinate to the lien of this Deed of Trust and shall provide that Beneficiary may terminate such agreement without penalty or cost at any time after the occurrence and continuation of an Event of Default hereunder. In addition, if the property management agreement in existence as of the date hereof does not contain a subordination provision, Trustor shall cause the property manager under such agreement to enter into a subordination of the management agreement with Beneficiary, whereby such property manager subordinates present and future lien rights and those of any party claiming by, through or under such property manager to the lien of this Deed of Trust.

36. [Intentionally Omitted].

37. [Intentionally Omitted].

38. Remedies Against Other Collateral. The Trustor hereby acknowledges that certain Loan Documents other than this Deed of Trust create liens on other collateral located in the State of Texas. The Trustor further acknowledges that this Deed of Trust and the other Loan Documents are cross-defaulted with the other Loan Documents. The Trustor agrees that the Beneficiary may proceed, at the same or at different times, to foreclose any or all liens against such collateral (or sell such collateral under power of sale) by any proceedings appropriate in the county and state where such collateral lies, and that no event of enforcement taking place in any county or state pursuant to any of the Loan Documents shall preclude or bar enforcement in any other county or state. Any foreclosure or other appropriate remedy brought in any county or state in which collateral is located may be brought and prosecuted as to any part of such collateral without regard to the fact that foreclosure proceedings or other appropriate remedies have or have not been instituted elsewhere on any other part of the collateral for the Loan.

39. Miscellaneous.

(a) Successors and Assigns. This Deed of Trust and all provisions hereof shall be binding upon and enforceable against Trustor and its assigns and other successors. This Deed of Trust and all provisions hereof shall inure to the benefit of Beneficiary, its successors and assigns and any holder or holders, from time to time, of the Notes.

(b) Invalidity of Provisions; Governing Law. THIS INSTRUMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS. IN THE EVENT THAT ANY PROVISION OR CLAUSE OF THIS INSTRUMENT OR THE NOTES CONFLICTS WITH APPLICABLE LAW, SUCH CONFLICT SHALL NOT AFFECT OTHER PROVISIONS OF THIS INSTRUMENT OR ANY OF THE LOAN DOCUMENTS WHICH CAN BE GIVEN EFFECT WITHOUT THE CONFLICTING PROVISION, AND TO THIS END THE PROVISIONS OF THIS INSTRUMENT ARE DECLARED TO BE SEVERABLE.

(c) Municipal Requirements. Trustor shall not by act or omission permit any building or other improvement on premises not subject to the lien of this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Trustor hereby assigns, to the extent permitted by law, to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Similarly, no building or other improvement on the Premises shall rely on any premises not subject to the lien of this Deed of Trust or any interest therein to fulfill any governmental or municipal requirement. Any act or omission by Trustor which would result in a violation of any of the provisions of this subparagraph shall be void.

(d) Rights of Tenants. Beneficiary shall have the right and option to commence a civil action to foreclose this Deed of Trust and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Premises having an interest in the Premises prior to that of Beneficiary. The failure to join any such tenant or tenants of the Premises as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Trustor as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Premises, any statute or rule of law at any time existing to the contrary notwithstanding.

(e) Option of Beneficiary to Subordinate. At the option of Beneficiary, this Deed of Trust shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation or eminent domain award) to any and all leases of all or any part of the Premises upon the execution by Beneficiary of a unilateral declaration to that effect and the recording thereof in the Office of the Recorder of Deeds in and for the county wherein the Premises are situated.

(f) Beneficiary in Possession. Nothing herein contained shall be construed as constituting Beneficiary a Beneficiary in possession in the absence of the actual taking of possession of the Premises by Beneficiary pursuant to this Deed of Trust.

(g) Relationship of Beneficiary and Trustor. Beneficiary shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Trustor or of any lessee, operator, concessionaire or licensee of Trustor in the conduct of their respective businesses, and, without limiting the foregoing, Beneficiary shall not be deemed to be such partner, joint venturer, agent or associate on account of Beneficiary becoming a Beneficiary in possession or exercising any rights pursuant to this Deed of Trust, any of the other Loan Documents, or otherwise. The relationship of Trustor and Beneficiary hereunder is solely that of debtor/creditor.

(h) Time of the Essence. Time is of the essence of the payment by Trustor of all amounts due and owing to Beneficiary under the Notes and the other Loan Documents and the performance and observance by Trustor of all terms, conditions, obligations and agreements contained in this Deed of Trust and the other Loan Documents.

(i) No Merger. The parties hereto intend that the Deed of Trust and the lien hereof shall not merge in fee simple title to the Premises, and if Beneficiary acquires any additional or other interest in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by Beneficiary as evidenced by an express statement to that effect in an appropriate document duly recorded, this Deed of Trust and the lien hereof shall not merge in the fee simple title and this Deed of Trust may be foreclosed as if owned by a stranger to the fee simple title.

(j) Consent to Jurisdiction. TO INDUCE BENEFICIARY TO ACCEPT THE NOTES, TRUSTOR IRREVOCABLY AGREES THAT, SUBJECT TO BENEFICIARY’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS INSTRUMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN HARRIS COUNTY, TEXAS. TRUSTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN HARRIS COUNTY, TEXAS, TO THE EXTENT PERMITTED BY LAW, WAIVES PERSONAL SERVICE OF PROCESS UPON TRUSTOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO TRUSTOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

(k) Waiver of Jury Trial. TRUSTOR AND BENEFICIARY (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS INSTRUMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS INSTRUMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS INSTRUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. TRUSTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST BENEFICIARY OR ANY OTHER PERSON INDEMNIFIED UNDER THIS INSTRUMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

(l) [Intentionally Deleted].

(m) Complete Agreement. This Deed of Trust, the Notes and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and the Loan Documents may not be modified, altered or amended except by an agreement in writing signed by both Beneficiary, and Trustor or Borrower, as applicable.

(n) Substitute Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever, except Trustee’s gross negligence or willful misconduct. Trustee shall not be personally liable in case of entry by it or anyone acting by virtue of the powers herein granted it upon the Premises for debts contracted or liability or damages incurred in the management or operation of the Premises. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by it hereunder.

Trustee may resign by giving notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting, or shall fail or refuse to exercise its powers hereunder when requested by Beneficiary so to do, or if for any reason and without cause Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee. Upon appointment by Beneficiary, any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the rights hereunder with the same effect as if originally named as Trustee herein.

(o) Conflict. In the event of any inconsistency among the terms hereof (including incorporated terms), and the terms of any other Loan Document, Beneficiary may elect which terms shall govern and prevail.

40. Maximum Indebtedness. This Deed of Trust is given to secure not only the original indebtedness secured hereby, but also such future advances up to a total indebtedness of $120,000,000.00, as may be made within twenty (20) years from the date hereof, plus interest thereon, and any disbursements made by Beneficairy for the payment of taxes, insurance or other liens on the Premises, with interest on such disbursements, which advances shall be secured hereby to the same extent as if such future advances were made this date. The total amount of indebtedness secured hereby may increase or decrease from time to time. The provisions of this paragraph shall not be construed to imply any obligation on the Banks to make any future advances, it being the intention of the parties that any future advances shall be solely at the discretion and option of Beneficiary. Any reference to the Notes in this Deed of Trust shall be construed to reference any future advances pursuant to this paragraph.

41. Usury. All agreements between Trustor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity date of the Notes or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Beneficiary exceed the maximum amount permissible under the applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Beneficiary in excess of the maximum amount permissible under applicable law, the interest payable to Beneficiary shall be reduced to the maximum amount permissible under applicable law; and if from any circumstance Beneficiary shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount permissible under applicable law, an amount equal to the excessive interest shall be applied to the reduction of the principal of the Notes and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal of the Notes, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest accruing under the Notes for such full period shall not exceed the maximum amount permissible under applicable law. Trustor expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. For the purpose of determining the highest lawful rate per annum permitted by the applicable laws of the State of Texas, the “weekly ceiling” from time to time in effect as defined in Tex. Fin. Code §303.009(f) (1999), as amended, shall be the ceiling applicable to this transaction; however, if permitted by law, Beneficiary may implement any ceiling under that law used to compute the rate of interest hereunder by notice to Trustor as provided in such article. Notwithstanding the foregoing sentence, if the Depository Institutions and Deregulation and Monetary Control Act of 1980, 12 U.S.C. Sections 1235f-7 and 1735f-7a, as amended, permits a higher maximum rate than the Texas Finance Code, such higher maximum rate shall apply to the Notes. In determining the highest lawful rate, all fees and other charges contracted for, charged or received by Beneficiary in connection with the Indebtedness which are either deemed interest by applicable law or required by applicable law to be deducted from the principal balance of the Notes to determine the rate of interest hereon shall be taken into account.

42. Refinancing Proposal. Trustor agrees that at such time as the Loan is refinanced, Trustor shall permit Beneficiary to offer a proposal for such refinancing upon Beneficiary’s then-current underwriting standards. In the event that Trustor shall solicit refinancing proposals from any other bank or credit source, Trustor shall give Beneficiary the right to offer to Trustor a proposal on similar or more favorable terms then other competing proposals. Notwithstanding the foregoing, Trustor acknowledges that Beneficiary is under no obligation whatsoever to make any proposal to Trustor on any specific terms and conditions.

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IN WITNESS WHEREOF, Trustor has executed and delivered this Deed of Trust the day and year first above written.

NNN HEALTHCARE/OFFICE REIT TRIUMPH, LLC, a Delaware limited liability company
By: NNN Healthcare/Office REIT Holdings, L.P., a Delaware limited partnership, its sole member
By: NNN Healthcare/Office REIT, Inc., a Maryland corporation, its
General Partner
By: /s/ Shannon K S Johnson
Name: Shannon K.S. Johnson
Title: Chief Financial Officer

ACKNOWLEDGEMENT

STATE OF CALIFORNIA	)
)SS.
COUNTY OF ORANGE	)

On September 6, 2007 before me, P. C. Han, Notary Public, personally appeared Shannon K. S. Johnson, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which person acted, executed the instrument.

/s/ Phil C. Han
(Signature of Notary)

[Seal] P.C. Han
[Seal] Commission # 1753200
[Seal] Notary Public – California
[Seal] Orange County
[Seal] My Comm. Expires Jun 25, 2011

My Commission Expires:
June 25, 2011